Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-169224) on Form S-1 of CTPartners Executive Search LLC of our report dated September 2, 2010, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA” and “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
Cleveland, Ohio
November 24, 2010